UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             October 1, 2004

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii		96720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     808-969-8057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

As reported on August 13, 2004, in the Quarterly Report on Form 10-Q of ML Macadamia Orchards, L.P. (the “Partnership”) for its fiscal quarter ended June 30, 2004, the Partnership and several independent growers filed suit against Mauna Loa Macadamia Nut Corporation in the Circuit Court of the Third Judicial Circuit of the State of Hawaii in Hilo, alleging that the proposed acquisition by Mauna Loa Macadamia Nut Corporation (“Mauna Loa”) of the assets of Mauna Loa’s major competitor, MacFarms of Hawaii, LLC (“MacFarms”), would give Mauna Loa a monopoly over the supply and processing of wet-in-shell macadamia nuts on the Island of Hawaii, which in turn would give Mauna Loa monopoly power over the growers and other processors on the Island of Hawaii and consumers of macadamia nuts in Hawaii and on the mainland United States. Hamakua Macadamia Nut Company, Inc.  (“Hamakua”) subsequently filed its own lawsuit against Mauna Loa, which was then consolidated with the Partnership’s case.

On October 1, 2004, the Partnership, the independent growers and Hamakua entered into an agreement with Mauna Loa whereby Mauna Loa terminated its agreement to acquire the assets of MacFarms and the Partnership, the independent growers and Hamakua caused their lawsuits to be dismissed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date October 7, 2004

	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Operating Officer